UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________________________________________

Date of Report (Date of earliest event reported): November 5, 2007

PACIFIC SYNDICATED RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-107300	88-0417389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2611 SW Third Ave., Suite 200 Portland, OR		97201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 827-5271

15239 92nd Ave. , Surrey, BC V3R 0A8
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

PACIFIC SYNDICATED RESOURCES, INC.

 Item 1.01.    Entry into a Material Definitive Agreement

The Merger

On November 5, 2007, we entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Znomics, Inc., a privately held Delaware corporation (“Znomics Delaware”), and Znomics Acquisition, Inc. (“Acquisition Sub”), our newly formed wholly-owned Nevada subsidiary. In connection with the closing of this merger transaction, Znomics Delaware merged with and into Acquisition Sub (the “Merger”) on November 6, 2007, with the filing of articles of merger with the Nevada and Delaware secretaries of state. Subsequently, on November 6, 2007, we merged with our Acquisition Sub in a short-form merger transaction under Nevada law and, in connection with this short form merger, changed our name to Znomics, Inc., effective November 6, 2007.

In addition, pursuant to the terms and conditions of the Merger Agreement:

•  Each share of Znomics Delaware common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive one share of our common stock. As a result, the shareholders of Znomics Delaware received 5,740,849 newly issued shares of our common stock.

•  We issued 3,253,333 shares of our common stock to investors as a result of closing a private offering exempt from registration under Rule 506 of Regulation D of the Securities Act of 1933.

•  We assumed outstanding options under the Znomics Delaware stock option plan to purchase 672,346 shares of Znomics Delaware common stock. These options will be converted into options to purchase 672,346 shares of our common stock on the same terms and conditions, including varying exercise prices between $0.41 per share to $1.11 per share and exercise termination dates between June 2015 and September 2017. The assumed stock option plan allows the issuance of options to purchase a maximum of 2,193,258 shares of our common stock, inclusive of these issuances.

•  We assumed outstanding warrants of Znomic Delaware entitling holders to purchase 65,893 shares of Znomics Delaware common stock. These warrants will be converted into warrants to acquire 65,893 shares of our common stock. Of these warrants, 56,131 are held at an exercise price of $0.82 per share and exercisable until October 17, 2008, and 9,762 are held at an exercise price of $1.50 per share and exercisable until June 30, 2012. In addition, we issued warrants to purchase 227,733 shares of our common stock at a price of $1.50 per share to our placement agent in the private offering in exchange for their services.

•  Following the closing of the merger, in a separate transaction, our former Chief Executive Officer and sole director and certain of our other shareholders agreed to cancel and return a portion or all of their common stock into treasury. In total, these shareholders retired 4,731,085 shares of common stock.

•  As a result, following these events, there were 11,072,547 shares of our common stock issued and outstanding.

•  Our board of directors was reconstituted to consist of Roger D. Cone, Richard A. Sessions, Stephen E. Kurtz, and Dwight A. Sangrey, who prior to the Merger were the directors of Znomics Delaware.

•  Znomics Delaware provided customary representations and warranties and closing conditions, including approval of the Merger by a majority of its voting stockholders.

As of the date of the Merger Agreement and currently, there are no material relationships between us or any of our affiliates and Znomics Delaware, other than in respect of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

 Item 2.01.Completion of Acquisition or Disposition of Assets

As used in this Current Report on Form 8-K, all references to the “Company,” “PSR”, “we,” “our” and “us” or similar terms, refer to Pacific Syndicated Resources, Inc., including its predecessors and its subsidiaries, except where the context makes clear that the reference is only to Znomics Delaware. Information about the Company and the principal terms of the Merger are set forth below.

Merger

The Merger. On November 6, 2007, in accordance with the Merger Agreement dated November 5, 2007, Znomics Delaware merged with and into our Acquisition Sub, and the stockholders of Znomics Delaware received the right to receive one share of our common stock for each issued and outstanding share of Znomics Delaware’s common stock. As a result, at closing, in exchange for 100% of the outstanding capital stock of Znomics Delaware, the former stockholders of Znomics Delaware had the right to receive 5,740,849 shares of our common stock, which represented approximately 51.85% of our outstanding common stock following the Merger and related transactions.

At the time of the Merger, we did not have any options to purchase shares of capital stock outstanding. However, at the time of the Merger, Znomics Delaware had issued options to purchase 672,346 shares of capital stock. These options were assumed according to the Merger Agreement and will be exercisable for 672,346 shares of our common stock on their pre-existing terms.

Additionally, we assumed warrants to purchase 65,893 shares of our common stock held by various previous warrant holders of Znomics Delaware. Of these warrants, 56,131 have an exercise price of $0.82 per share and are exercisable until October 17, 2008, and 9,762 have an exercise price of $1.50 per share and are exercisable until June 30, 2012.

There were 6,809,450 shares of our common stock outstanding before giving effect to the stock issuances in the Merger, the cancellation of certain shares by certain of our shareholders, and the closing of our private placement. Following these events, there were 11,072,547 shares outstanding, including:

Shares	Held by:
5,740,849	Znomics Delaware Shareholders
3,253,333	Investors in our private placement
2,078,365	Existing shareholders

The shares of our common stock issued to former holders of Znomics Delaware’s capital stock in connection with the Merger were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

The shares of our common stock issued in our Private Placement were not registered under the Securities Act, but were issued in reliance upon the exemption from registration provided by Rule 506 of Regulation D of the Securities Act. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

Prior to the Merger, there were no material relationships between us and Znomics Delaware, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

General Changes Resulting from the Merger. We intend to carry on the business of Znomics Delaware, as our primary line of business. Our intention is to cease our prior business by terminating all business operations associated with our prior business. We have relocated our principal executive offices to 2611 SW Third Ave., Suite 200, Portland, OR, 97201, and our telephone number is (503) 827-5271.

Pre-Merger stockholders of Znomics Delaware will be required to exchange their existing Znomics Delaware stock certificates for our certificates. Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by the NASD. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. As of November 5, 2007, our shares were quoted on the OTCBB under the symbol “PSRI.” We anticipate that our symbol will change in the near future as a result of the change in the Company’s name to “Znomics, Inc.” We have agreed to seek the registration of 3,253,333 shares issued in our Private Placement as part of a registration rights arrangement with the participants.

The Merger and its related transactions were approved by the holders of a requisite number of shares of (i) Znomics Delaware’s common stock by written consent in lieu of a meeting, and (ii) Znomics Acquisition, Inc.’s common stock by written consent in lieu of a meeting. Under Delaware corporate law, Znomics Delaware’s stockholders who did not consent to the Merger may demand in writing, pursuant to the exercise of their appraisal rights, that Znomics Delaware pay them the fair value of their shares. Determination of fair value is based on all relevant factors, except for any appreciation or depreciation resulting from the anticipation or accomplishment of the Merger. One Hundred percent of the stockholders of Znomics Delaware consented to the Merger and thus no appraisal rights may be exercised under Delaware law.

Changes to the Board of Directors. Immediately prior to the effective time of the Merger, Darrell Woronchak resigned as our sole officer and director. Pursuant to the terms of the Merger Agreement, Roger D. Cone, Richard A. Sessions, Stephen E. Kurtz, and Dwight A. Sangrey, who prior to the Merger were the directors of Znomics Delaware, were appointed as our directors.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment; Change of Control. The Merger is being accounted for as a “reverse merger,” as the stockholders of Znomics Delaware own a majority of the outstanding shares of our common stock immediately following the Merger and now control our board of directors. Znomics Delaware is deemed to be the accounting acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations of Znomics Delaware prior to the Merger will be reflected in the financial statements and will be recorded at the historical cost basis of Znomics Delaware. Our consolidated financial statements after completion of the Merger will include the assets and liabilities of both companies, the historical operations of Znomics Delaware, and our operations from the closing date of the Merger. As a result of the issuance of the shares of our common stock pursuant to the Merger, a change in control of the Company occurred on the date of the consummation of the Merger. Except as described herein, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a future change of control of the Company. We will continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Merger.

Description of Our Company

We were originally incorporated on March 20, 2006 in Nevada. We were an exploration stage company that was set up to engage in the exploration of mineral properties. We acquired a mineral claim that we refer to as the April Hope mineral claim. The claim is located on the Adams Plateau, an area which has a rich history of hard rock prospecting from the 1900’s. Indicated reserves at a developed prospect located 4 km northeast of the April Hope claim are 148,000 tons grading 49.7 grams per ton silver, 0.25 percent cadmium, 0.19 per cent copper, 0.14 per cent molybdenum, 0.53 per cent lead, and 2.43 per cent zinc. Earlier small-scale exploration found anomalous mineralization across the April Hope property and identified potential mineralized zones. As a consequence of the Merger, we will no longer pursue our mineral claims and have already assigned these assets to our former president who has agreed to indemnify us against any related liabilities.

Znomics Delaware is a biotechnology company that has proprietary gene knock-out technology that it is using to create a complete mutational gene library for the zebrafish which can be used in various research endeavors. In the process, it has been earning revenues based on the sales of mutated zebrafish as well as entering into collaborative arrangements with pharmaceutical companies in drug target discovery programs. Ultimately, we expect to utilize this technology for creating a faster, more effective way of discovering new human therapeutic drugs. Znomics Delaware was incorporated in Delaware in May 2000, and conducts operations from its headquarters located at 2611 SW 3rd Avenue, Suite 200, Portland, Oregon.

Description of Business

Overview

As a result of the Merger, we are now primarily engaged in the business of utilizing both our technology platform and the expertise of our researchers to provide a new approach to drug development. Central to our activities will be the ZeneMark® Library, our repository of retrievable zebrafish lines with identified retroviral insertional mutations of genes. The ZeneMark® Library, a searchable catalogue of mutant zebrafish accessed from the Company’s website (Znomics.com), currently contains insertions representing about 50% of the zebrafish genes.

The first and major portion of this work has been completed with the remainder of the genes of interest being part of an ongoing research program. We hope to increase this ZeneMark® Library to nearly 90% of zebrafish genes over the next few years.

We believe that, compared with existing methods, including those using gene knockout mouse strains, our ZeneMark® Library will provide a more rapid and cost-effective method for identifying gene function and validating new drug targets, and provide disease models for identifying lead drug compounds through automated in vivo screening. We currently offer fish strains containing full or partial mutations of over 10,000 different genes to university scientists. In the near future, we expect to use this library to develop disease models and assays to test drug-like compounds.

Industry Background

Despite the tremendous technological advances in genetics and functional genomics of the past three decades, including the development of recombinant DNA technologies and the completion of the Human Genome Project, productivity in the drug discovery industry has declined. According to the Pharmaceutical Research and Manufacturers of America (PhRMA), the total research and development budget for the pharmaceutical industry has increased 20-fold over the last two and a half decades, from $2 billion in 1980 to $40 billion annually in 2005, but the number of new drugs launched has remained relatively constant, in the range of 10 to 20 per year. Many factors underlie this decrease in productivity, including the establishment of higher safety and efficacy standards for FDA approval and the increased biological complexity of the diseases for which adequate treatments have not yet been found. Decreasing productivity in a high-risk, high-reward endeavor like drug discovery puts a premium on new technologies and approaches, and is the commercial force driving the genomics and functional genomics industries.

Experimentation to identify safe and effective drugs is conducted first using in vitro systems or animals, so all early drug discovery is conducted using model systems. Since scientists must identify laboratory proxies that are related to human physiology, these model systems can be highly indirect and abstract. Much of the biopharmaceutical industry is based largely on a reductionist model that assumes that modulating the activity of a single drug target (for example, a receptor, ion channel, or enzyme) is the best approach to finding new drugs. Typically, the chosen disease target is expressed in tissue culture cells, and the cells are then used to screen huge chemical compound libraries in high-throughput assays to find compounds that stimulate (agonize) or inhibit (antagonize) the target protein.

Problems with this approach include the fact that targets can only be screened one at a time, efficacy and non-toxicity must be determined in follow-up on animal studies and many diseases are complex and may be better treated by drugs that act on more than one target. According to PhRMA, only one in 1,000 “lead compounds” identified today, largely through the single drug target approach, are sufficiently safe and effective in animal trials to proceed to human testing, and only one in five of these compounds that enter clinical development survives human testing and receives FDA approval.

In the early days of the pharmaceutical industry, compounds were sometimes initially screened in whole animal models of disease. Compounds that were identified, by virtue of their activity in vivo, were known to have sufficient efficacy and the minimal pharmacokinetic properties necessary to be reasonable lead drug candidates. A major problem with this approach was the extremely time consuming, inefficient and expensive process of screening compound banks in rodents in vivo.

A solution that addresses the deficiencies inherent in the two approaches described above is the development of a drug discovery method that combines the power of whole (live) animal drug testing for finding safe and effective compounds with the speed and high-throughput capabilities of drug screening against single targets in cultured cells. We believe that high-throughput, in vivo drug screening in the zebrafish is such a method.

Zebrafish as the Key Model Organism - Solving Key Problems with Current Drug Discovery

We believe that the zebrafish provides an excellent vertebrate model for high-throughput drug and drug target discovery for the following reasons:

•
Vertebrate physiology in a small organism with a short life cycle. Zebrafish are small, develop ex utero, and have a short generation time. Female fish lay approximately 200 eggs per week, year-round. At three to five days post-fertilization, each fish is a free-swimming, free-feeding organism complete with almost all of the organ systems found in mammals, including heart, brain, blood, and pancreas. It is estimated that zebrafish have 80-90 percent of the genes found in humans.

•
Robotic screening. The zebrafish is suited for robotic screening as a live animal. The three-to-five day old fish is approximately 1 to 2 mm in length, and can be examined using high-throughput screening assays. In addition, live zebrafish can be quantified and sorted automatically on the basis of fluorescent intensity using modified fluorescence-activated cell sorting (FACS) machines.

•
Simple and efficient drug administration. The zebrafish is an excellent organism with regard to drug dosing, since the gill system of the fish efficiently transports many small molecules into its bloodstream.

•
Direct observation of internal organs. The zebrafish is transparent for approximately the first seven days of its development. Thus, in contrast to the mouse, the structure and function of internal organs, cells, and tissues in the zebrafish can be readily observed, and direct visualization can thus form the basis for automated drug and drug target screens.

Drug Discovery Utility

Based on these properties, the use of zebrafish provides a new approach to drug discovery. For example, Type II diabetes results from the progressive desensitizing of peripheral tissues to the hormone insulin. Research on several potential drug targets for the treatment of Type II diabetes has led to the discovery of compounds that are only partially effective. To test compounds for their ability to stimulate insulin responsiveness in a rodent, one would have to inject compounds intravenously, and then draw blood to measure glucose and/or insulin levels. The time and expense involved in breeding and assaying the hundreds of thousands of mice necessary to screen a typical compound library make this approach impractical. In contrast, use of the zebrafish as a model system for diabetes is expected to allow robotic screening of hundreds of thousands of compounds in live fish within a matter of weeks, using a fluorescent marker that will indicate quantitatively the degree of peripheral insulin sensitivity in the transparent zebrafish.

Within the last ten years, mutant zebrafish lines isolated from large-scale chemical mutagenesis screens have been utilized to advance understanding of vertebrate development. Chemical mutagenesis, however, has not proven to be an efficient method to produce mutant fish. More recent work demonstrates that the zebrafish is also an excellent model for studying human disease, since conservation of genes across vertebrate species has been well-documented, and conservation of sites and mechanisms of drug actions have been demonstrated in the zebrafish. For example, in multiple cases, new human disease genes have been discovered through research in the zebrafish; examples include genes causing deafness and anemia. Other investigators have demonstrated that well-known human pharmaceuticals are active in the zebrafish. For example, the cholesterol-lowering drug Lipitor (atorvastatin) blocks cholesterol accumulation in the zebrafish (Dr. Marnie Halpern, Carnegie Institute of Washington, Washington, D.C.), and the anti-inflammatory cyclo-oxygenase inhibitor Indocin (indomethacin) blocks prostaglandin synthesis in the zebrafish as it does in humans (Dr. Garret FitzGerald, University of Pennsylvania,

Philadelphia). Novartis, Genentech and Merck (the latter in collaboration with Znomics) have all initiated drug discovery or drug target discovery research programs utilizing the zebrafish.

Drug Target Discovery Utility

In addition to their use in whole animal drug discovery, zebrafish are highly suitable for drug target discovery. Since a great deal of pharmaceutical company research is directed towards identifying new drug targets, which may then be used for high-throughput, single-target drug screening, there is a significant financial incentive in the industry to develop new methods for drug target discovery. We have developed a novel drug target discovery platform, based upon retroviral insertional mutagenesis (RIM) in the zebrafish. While conventional research focuses on the discovery of one drug target at a time, high throughput forward genetic screening utilizing our RIM technology allows the collection of all the genes affecting a disease or physiological activity in a single screen. This “functional genomics” approach will be used in both our proprietary drug target discovery as well collaborative drug discovery relationships with companies interested in conventional target-based drug discovery. We expect to capitalize on the essentially unrealized promise that “genomics” and “functional genomics” will bolster the productivity of drug target discovery.

Toxicology Utility

More than $1.5 billion is spent annually to analyze more than 10 million samples from U.S. industry and municipalities in order to meet current EPA and state requirements. Zebrafish can be effectively used as a model organism for commercial toxicology, assessing within a 48 hour test period endpoints that include coagulation, development of blastula, gastrulation, termination of gastrulation, development of somites, movements, extension of the tail, development of eyes, heartbeat, circulation, heart rate, pigmentation, and edema. The zebrafish has been accepted in Germany as a replacement for the use of other fish, such as the fathead minnow, in the assessment of wastewater effluent (Friccius, 1995). While Znomics will offer a toxicology assay for research purposes, approval of the assay by the EPA would create a significant market in the area.
Zebrafish in the Laboratory

On August 8, 2003, the Wall Street Journal reported the following: “Edging aside the trusty laboratory mouse in certain genetic studies is the tiny zebrafish….Researchers are using the striped creature to reveal the secrets of diseases of the heart, brain, and aorta, as well as leukemia, muscular dystrophy and vision and hearing disorders.”

As a vertebrate that contains homologues of up to 90% of the genes in humans, zebrafish are well suited for genetic studies of disease. This fundamental similarity presents the attractive potential of zebrafish as an experimental animal model for a wide variety of bioscience research. For these reasons the use of zebrafish represents the fastest growing change in a laboratory animal model for biomedical research, with approximately 500 laboratories worldwide now focused exclusively on the zebrafish. The interest in zebrafish as a research platform is increasing dramatically. We anticipate similar growth in other markets, including toxicology and drug discovery is expected.

The zebrafish is making inroads on the predominant laboratory model system, the mouse. Several long-established research services companies, such as Charles River Laboratories and Taconic Farms, Inc., have developed businesses around commercialization of the laboratory mouse and rat. We are dedicated to becoming the leading research services company based on the emerging use of zebrafish as a laboratory model system. Beyond the research services provided to the pharmaceutical industry in the pursuit of human therapeutics, we are positioned to become a leading provider of research services to the growing academic market and to a very large potential market for toxicological research.

Facilities and Resources

As a result of the Merger, we now conduct our operations from our principal office located at 2611 SW Third Ave., Suite 200, Portland, OR 97201. We lease approximately 2,100 square feet of space from Oregon Health Science University (OHSU) on a quarter-to-quarter basis for our corporate offices and laboratories. We have more than 800 zebrafish tanks in use for the ZeneMark® Library, Merck research programs, and other projects. We intend to enter into a lease for an 18,000 square foot laboratory and office facility in the Portland area in the next twelve months.

Strategy

Our commercialization strategy differs fundamentally from that of most functional genomics companies. Rather than deriving value only through the identification of gene function and drug targets and the marketing of such services in return for near-term revenues, we also plan to enter the higher value drug screening and discovery business through our own internal efforts as well as through the licensing of our library and sales of fish to outside research labs. We believe that our developing technology for high-throughput, in vivo drug screening in the zebrafish represents a new tool that will generate value both through the formation of collaborative drug discovery relationships with pharmaceutical and university partners, and through our proprietary drug discovery programs with emphasis on obesity, diabetes, cancer, and neurodegeneration.

In the near- and medium-term, we intend to capitalize on research and development collaborations to develop and screen disease models and to complete and further develop the marketing of the ZeneMark® Library. Products and services derived from the ZeneMark® Library will include licensing our proprietary disease models, reagents and toxicology services to pharmaceutical and biotechnology companies and university scientists. Management expects those activities to provide a source of near-term revenue to help defray expenses associated with establishing our own fully-integrated, proprietary drug discovery effort, including in-house chemical libraries and screening capabilities. We began our commercial efforts in 2006 and to date have sold mutant fishlines to over 70 university research labs and established our first collaboration with a major pharmaceutical company, Merck. We believe this effort also affords us significant leverage from the standpoint that we have established more than 80 Material Transfer Agreements (MTA’s) with our university customers. Under the MTA, if any of the customers make a significant new invention using our fish lines, we retain first negotiating rights to exclusively license the product, giving us an additional potential upside benefit. In the longer term, we believe that our proprietary programs to identify new drug targets and drug candidates in areas of large, unmet medical need, as well as the growing list of MTA’s, will create additional value. Our RIM technology provides a significant competitive edge based on the short time period required for gene target discovery and elucidation of gene function.

Competition

Competition in the field of drug and drug target discovery is intense and is expected to increase. Our goal is to identify and patent drug candidates and drug targets, and to develop reagent products and services, activities in which we will experience significant competition from pharmaceutical and biotechnology companies. At this time, we are not aware of any other commercial entity that is researching or developing a retroviral insertional mutagenesis library in the zebrafish. Different methods of mutagenesis are being used in a variety of other organisms, and chemical mutagenesis, which is markedly less efficient, is being used to identify genes involved in vertebrate development in the zebrafish. The following are functional genomics companies known to us to focus on and have experience with the zebrafish.

Public Companies

Charles River Laboratories (NYSE:CRL), Wilmington, Massachusetts

Charles River Laboratories is a global provider of rodent strains and services for the drug discovery and development process. In addition to research models and services, Charles River Laboratories supports every step of the drug development pipeline with divisions dedicated to preclinical and clinical services. Recently, they have created a zebrafish division that offers genetic mapping services for the zebrafish.

Summit plc (AIM:SUMM), United Kingdom

Summit is a chemical genomics company that provides services to the pharmaceutical, biotech and agrochemical industries. Utilizing model organisms, such as zebrafish, Summit enables customers to assess compounds in a high throughput in vivo screen. Summit plans to offer this in vivo screening to drug discovery as well as toxicology partners. Additionally, it plans to use this platform internally for high throughput chemical screens for the development of novel drugs, focusing on neurodegenerative and neuromuscular disease, cancer, ophthalmic disease and regenerative medicine. On March 22, 2007, Summit acquired zebrafish company Danio Labs (U.K.) for 16.5 million pounds. Danio Labs was a privately-held zebrafish company doing compound screening and a competitor to Znomics. Danio was about twice the size of Znomics and was focused on disease areas in ophthalmology and neurology. Danio intended to pursue a strategy of repositioning known drugs (and drug combinations) for new indications, and had built a portfolio of pre-clinical and clinical candidates. In addition to using these technologies for its own research, the company also planned to provide drug discovery services to other pharmaceutical companies, in the areas of safety pharmacology, embryotoxicology and compound activity screening, as well as through target validation and collaborative research programs.

Private Companies

Phylonix Pharmaceuticals, Inc., Cambridge, Massachusetts

Phylonix is concentrating on developing and marketing proprietary, in vivo zebrafish-based assays for contract screening for cancer, cardiovascular disease, immune function, and organ toxicity. Phylonix is a contract research organization, rather than a drug-discovery company, and is privately owned. Phylonix owns several issued United States patents on research tools including methods for drug screening in zebrafish using microtiter plates (6,299,858), transplantation of human cells in zebrafish (6,761,876), and methods for assessing drug candidates for angiogenesis and vasculogenesis in zebrafish (7,041,276).

ZF BioLabs, Madrid, Spain

ZF BioLabs maintains breeding stocks of zebrafish and continuously produces eggs and embryos that are available at different stages of development for research activities. The company plans to offer toxicity studies using zebrafish embryos and larvae for early stage drug assessments and ecotoxicity studies. Also, ZF BioLabs is collaborating with Spanish universities in research and development projects to develop a proprietary zebrafish technology platform for drug discovery.

Zygogen, LLC, Atlanta, Georgia

Zygogen, LLC, founded in 1999, focuses on the development of proprietary zebrafish models of human disease for preclinical drug discovery. Zygogen’s two broad proprietary technologies are Z-TagSM and Z-LipotrackSM. The Z-TagSM system enables Zygogen to design transgenic zebrafish with physiologically relevant expression of modified genes and markers, such as fluorescent proteins, to model human disease. Z-LipotrackSM technology enables Zygogen to track lipid metabolism in real-time. Areas of focus include angiogenesis, neurodegeneration, lipid metabolism, thrombosis and toxicity testing. The company also offers morpholino injection and analysis services.

Luminomics, Inc., St. Louis, Missouri

Luminomics was founded in 2002 and creates degenerative disease models in zebrafish that reveal how particular cells and tissue types regenerate in vertebrates. Their disease models enable high-throughput genetic and pharmacological screens to identify candidate drug targets. They have submitted a patent application on a transgenic zebrafish model system for discovery of molecular pathways that stimulate cell type specific regeneration. Their in-house research emphasis is on degenerative diseases.

Intellectual Property

We believe that we are establishing a strong proprietary position in the commercial use of zebrafish gene mutants through the ZeneMark® Library. We have filed patent applications on our proprietary retroviral mutagenesis technology and the ZeneMark® Library. We intend to file other patents as discoveries are made. Our intellectual property strategy is to establish strong proprietary positions in four areas:

•	zebrafish disease models;
•	methodology and use of zebrafish retroviral insertional mutagenesis (gene knockout), including our ZeneMark® Library of mutated and marked genes;
•	drug targets based on discovered or functionally defined genes and proteins; and
•	proteins or chemical compounds to serve as therapeutic drugs for human diseases.

Retroviral Insertional Mutagenesis Technology

Our scientists have created a number of retrovirus-producing cell lines that induce, enhance or modulate mutagenicity in the zebrafish. We have filed an initial patent application that would support both U.S. and international rights on these retroviral vectors, and a patent application for the method for creating and using the ZeneMark® Library has also been filed. Additionally, we have registered “ZeneMark” as a trademark. We will continue to add patent protections to the retroviral mutagenesis and ZeneMark® Library methodology as new discoveries and developments are made in order to maintain and strengthen our proprietary position.

Drug and Drug Target Discovery

We anticipate that, through the use of the ZeneMark® Library and/or retroviral insertional mutagenesis technology, we will be able to discover genes and proteins and their physiological functions, and to validate genes or proteins as suitable therapeutic drug targets for certain diseases. We intend to patent such drug targets or their uses if possible.

We also anticipate that, through our drug discovery programs, we will be able to find proteins or small molecules to designate as lead drug compounds for diseases. These compounds may come from purchased or licensed compound libraries that we acquire from an internal medicinal chemistry program, or from other sources. It is our intent to patent such lead compounds for use as potential human therapeutic drugs.

Licensing Arrangements

We also expect to obtain patentable technology from universities through agreements with university scientists and technology transfer offices that obtain mutant fish lines or technical services from us. Discoveries made by a university scientist while using our technology are usually eligible for acquisition, and we normally obtain the first right to negotiate for an exclusive license. We currently have over 80 such agreements in place, and expect to enter into approximately 50-60 new agreements each year.

Employees

Following the Merger, we have fifteen (15) full-time employees, including management, administrative support, and research staff. None of our employees are covered by a collective bargaining agreement. We have consulting relationships with several scientific advisors who review the feasibility of research and development programs under consideration, provide advice concerning advances in areas related to our technology and aid in recruiting personnel. All of our scientific advisors are employed by academic institutions or other entities, and may have commitments to, or agreements with, other entities that may limit their availability.

Legal Proceedings

We are not a party to any pending legal proceedings. Pursuant to the terms of the Merger, responsibility for any liability emerging from our pre-merger business relies wholly with our pre-merger management.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in “Risk Factors” and include, without limitation:

•  Our limited and unprofitable operating history;
•  the ability to raise additional capital to finance our activities;
•  legal and regulatory risks associated with the Merger;
•  the future trading of our common stock;
•  our ability to operate as a public company;
•  general economic and business conditions;
•  the volatility of our operating results and financial condition; and
•  our ability to attract or retain qualified senior scientific and management personnel.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operation

THE FOLLOWING DISCUSSION SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS CURRENT REPORT ON FORM 8-K.

The following discussion reflects our plan of operation. This discussion should be read in conjunction with the audited financial statements of Znomics Delaware for the fiscal years ended December 31, 2005 and December 31, 2006 and the unaudited financial statements for the nine-month period ended September 30, 2007. This discussion contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements regarding our expected financial position, business and financing plans. These statements involve risks and uncertainties. Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this Current Report on Form 8-K, particularly under the headings “Forward Looking Statements” and “Risk Factors.”

Overview

We are engaged in the business of developing a library of genetic mutations in the zebrafish and leveraging that library to generate both short-term and long-term revenue. We are a drug discovery and development company with a leading biotechnology platform that leverages the unique attributes of the zebrafish. We have spent the past five years developing a library of genetic mutations in the zebrafish, a vertebrate with genes related to approximately 80-90% of the genes found in humans. We intend to leverage this technology for our own internal drug discovery as well as for licensing and collaborating with pharmaceutical companies and other research organizations, such as universities. We have recently begun commercialization of our technology and expertise though: (1) revenue generation through the sales of mutant fish strains to outside research labs, (2) 80 MTA’s already in place, with first negotiation rights to exclusively license intellectual property originating from customer’s research and development utilizing our technology, and (3) an ongoing development collaboration with Merck, an industry leading pharmaceutical company.

Business of Znomics

Our business plan consists of multiple stages. The first stage, currently underway, is an effort to establish a strong and profitable market for zebrafish reagent products and services utilizing the ZeneMark® Library as the primary resource. In addition to attempting to lead the commercialization of zebrafish through sale of fish lines from the ZeneMark® Library, we intend to seek to develop profitable commercialization of a range of derivative products and services.

We also intend to work towards achieving advances with our drug and drug target discovery programs. Based on disease models developed from the ZeneMark library, and/or licensed from academic collaborators, in areas of major unmet medical need (obesity/diabetes, neurodegeneration, and cancer), we will initiate high-throughput in vivo screening to identify lead compounds therapeutically active in these disease areas. This effort will be made through a combination of proprietary research following the development of in-house chemistry and screening capabilities, as well as collaborative research and development programs such as the program we executed for Merck. Identification of new drug targets for conventional high-throughput screening is also a potentially lucrative field for Znomics. The same disease models and assays utilized for drug discovery may be used in combination with Znomics’ proprietary retroviral insertional mutagenesis technology to identify genes that may serve as the next generation of drug targets for the pharmaceutical industry. We plan to license these targets to the pharmaceutical industry for conventional high-throughput in vitro screening of drug libraries. These licensing agreements may involve an upfront cash payment, milestone payments as the compound progresses through given events such as a clinical trial, and royalties on the sales of actual FDA-approved drugs when marketed. The type and amount of payments are the subject of negotiation between the parties.

Our management has set a goal of identifying lead compounds in three major diseases by 2010. We believe that we may require up to $10 million in capital to implement this plan for drug discovery, although these anticipated capital requirements may be offset by rising reagent and services sales along with pharmaceutical company collaborations on drug target discovery. The recent sale of 3,253,333 shares of our common stock for $4.88 million allows us to sufficiently implement our near-term business plan over the next twenty four months, with an intention to raise an additional $8 to $10 million during the next twelve to eighteen months in order to provide us with the resources to execute on our long-term drug discovery plan. We do not presently have sufficient capital to proceed with the drug discovery phase of our business plan.

We intend to implement the following steps designed to achieve the projected drug development plan.

•	Recruit and hire scientific and management personnel, including senior and junior scientists, to accelerate this business plan.
•	Expand our marketing and sales program under the direction of a full-time Director of Product Development and Marketing.
•	Move operations and expand and improve laboratory facilities to a location that can serve us as we grow.
•	Acquire chemistry libraries, screening equipment and other facilities and equipment sufficient for the partnering and proprietary drug development programs.
•	Recruit and hire additional staff for in-house research programs and project management.

Products and Services

Our technology platform and the expertise of our researchers work together to provide a new approach to drug development. Central to many activities will be the ZeneMark® Library, our repository of retroviral insertional mutations of most genes of interest in the zebrafish. The ZeneMark® Library, a searchable catalogue of mutant zebrafish accessed from the Znomics website (Znomics.com), is expected to contain insertions representing nearly all 25,000 mutated and marked zebrafish genes. The first and major portion of this work has been completed with the remainder of the genes of interest being part of an ongoing research program. We believe that, compared with existing methods, including those using gene knockout mouse strains, the ZeneMark® Library will provide a more rapid and cost-effective method for identifying gene function and validating new drug targets. Fish strains containing full or partial disruptions of over 10,000 different genes, as a result of a retroviral insertion into an exon or a particular promoter/intronic region of the DNA are available to university scientists for purchase. More importantly, we will use this library to develop disease models and assays to test drug-like compounds.

Drug and Drug Target Discovery - Znomics’ Internal Discovery Efforts

Disease Models and Assays

Disease models, whether developed in rodents, zebrafish, yeast, or cultured cells, are all designed to allow scientists to probe a particular physiological process directly relevant to human disease. We are developing proprietary zebrafish models and assays for the identification of drugs and drug targets. We currently have an obesity disease model and expect to license a diabetes disease model in the near future. We expect to derive additional disease models and assays from our ZeneMark® Library and through licensing arrangements with academic collaborators. We have three principal disease focus areas: obesity/diabetes, neurodegeneration, and cancer. Disease models and assays developed by us may then be used for both lead compound identification and drug target identification, as described below. Disease models and assays may also be used for proprietary discovery programs, or form the basis for collaborative research and development programs with pharmaceutical and biotechnology industry partners.

High Throughput In Vivo Screening and Lead Compound Identification

The highest value for us, and our major emphasis, will be developing our own proprietary drug discovery effort to find new lead compounds for major diseases with inadequate treatments, such as obesity, diabetes, neurodegeneration and cancer. Our goal is to advance three disease models/assays into high-throughput in vivo screening in the next three years. For this purpose, we will need to acquire in-house compounds and screening capability, as well as obtain expertise through collaborations with partners having medicinal chemistry capabilities. In these collaborative arrangements, based on our proprietary disease models and a partner’s compound library, we will seek to maintain a percentage of downstream rights to drugs discovered as a consequence of the collaboration. The discovery of compounds with therapeutic activity in zebrafish disease models/assays (lead compounds) are expected to identify new pathways for treatment of disease as a result of the novel screening method. Thus, rather than identifying “me-too” compounds based on existing therapeutics, we expect to identify truly novel structures with novel mechanism-of-action. These compounds are therefore expected to be of significant economic value.

Large Scale Genetic Screens / Drug Target Identification

A large scale genetic screen entails mutating the majority of individual genes in the genome in live animals and searching for animals with disease symptoms, or for animals with altered progression of symptoms in a disease model. The mutated genes identified in such a screen are potential drug targets for that disease. We expect to be able to identify new drug targets by retroviral insertional mutagenesis with any zebrafish model or assay we develop. Partners may wish to use our proprietary models or to design unique zebrafish disease models or assays in collaboration with our scientists to identify candidate drug target genes in their areas of interest.

Drug Screening and Drug Target Validation

Drug screening involves testing hundreds of thousands of drug-like compounds in a disease model or assay to identify lead compounds that form the basis for the further refinement into actual human drugs. Every clinically relevant disease model or assay created by our scientists offers the potential for a proprietary, high-throughput drug screen. We will conduct such screens as a part of our proprietary drug discovery program.

Although academic and industrial researchers are identifying potential drug targets through various genomics methods, we believe that no assay method currently exists for the rapid determination of a potential target’s function and the confirmation of its relevance to disease. We believe that the ZeneMark® Library will provide a rapid and cost-effective way to validate and prioritize the pharmaceutical utility of potential drug targets. We anticipate that there will be significant commercial potential in this area. We expect that drug target validation will also provide proprietary targets for in-house drug discovery programs.

Mechanism-of-Action Determination

Many important drugs are effective but scientists cannot determine the precise reason they work. We expect to be able to identify the targets for known drugs by screening fish from the ZeneMark® Library for resistance or hypersensitivity to drug action. We anticipate receiving revenues in collaborative partnership agreements for such mechanism-of-action studies, as companies act to improve existing drugs and/or replace compounds losing patent protection. Mechanism-of-action studies may also provide us with proprietary targets for the development of such improved drugs.

Technology Services - Pharmaceutical Collaborations and University Sales/MTA’s

The following are services that we expect to provide to drug development companies, academics and other researchers and, in the case of toxicology services, to municipalities, counties and environmental science companies. The market for these services is in the very early stages of development.

Genetic Screening

Our retrovirus-injected fish are suitable for most standard genetic screens including: haploid, early pressure diploid and F3 diploid. Using our insertion-based genetics screens, it is possible to clone a desired gene within weeks rather than years using conventional technology.

Modifier Screening

Our retroviral insertional mutagenesis technology offers a unique and rapid method for performing dominant genetic modifier screens. By breeding mutagenic zebrafish to a specific zebrafish line (mutant or transgenic), it is possible to screen the progeny for enhancement or suppression of phenotype or target expression, and thereby identify other genes important to the phenotype.

Non-complementation Cloning of ENU Mutations

Cloning of chemically-generated (ENU) mutations, a widespread technology used by many researchers, is an arduous process that is time and resource intensive. We will map an ENU-derived mutant by mating fish carrying that mutation with our retrovirus-injected zebrafish and then screening the resulting progeny for the expected phenotype. The non-complementing retroviral insertion identifies the ENU-altered gene, which is then readily cloned.

Phenotyping Services

We will provide phenotypic characterization of zebrafish mutants. These services can be used for ZeneMark® mutant lines or for morpholino injected fish.

Transgenic Line Production

We will generate transgenic zebrafish lines on request. We have the ability to inject any transgenic DNA construct and breed a stable line carrying the transgene.

Toxicity-Related Services

We will offer acute toxicity assays in the zebrafish. Assessed endpoints will include coagulation, development of blastula, gastrulation, termination of gastrulation, development of somites, movements, extension of the tail, development of eyes, heartbeat, circulation, heart rate, pigmentation, and edema.

Financing

The recent sale of 3,253,333 shares of our common stock for $4.88 million allows us to sufficiently implement our near-term business plan over the next twenty four months, with an intention to raise an additional $8 to $10 million during the next twelve months in order to provide us with the resources to execute on our long-term drug discovery plan. We do not presently have sufficient capital to fully proceed with the drug discovery phase of our business plan. In connection with raising this additional capital, we will incur appropriate accounting and legal fees.

Governmental Regulation

Our distribution of zebrafish both nationally and internationally is subject to a variety of national, regional, and local laws and regulations, which establish the standards for the humane treatment, care and handling of animals by dealers and research facilities. Many such regulations do not apply to us and such regulations generally exclude fish. We do, however, maintain the necessary certificates, licenses, detailed standard operating procedures and other documentation required to comply with applicable regulations for the humane treatment of the animals in our custody.

Products such as those proposed to be developed by us or our collaborators are subject to an extensive regulatory approval process by the FDA and comparable agencies in other countries. The U.S. government has recently established a working group to assess whether additional regulation in the area of genetic testing may be appropriate, which may ultimately result in further regulation. The regulation of new therapeutic products and diagnostics is extensive, and the required pre-clinical and clinical testing is lengthy and expensive.

Should our drug discovery program find indications of the efficacy of a substance for the treatment of a human disorder, we may undertake further testing of the substance. The conduct of these studies must comply with national statutory or regulatory requirements for Good Laboratory Practice (GLP). GLP regulations describe a quality system concerned with the organizational process and the conditions under which nonclinical laboratory studies are planned, performed, monitored, recorded, archived and reported. GLP compliance is required by such regulatory agencies as the FDA, United States Environmental Protection Agency, European Agency for the Evaluation of Medicinal Products, Medicines and Healthcare Products Regulatory Agency (MHRA) in the United Kingdom, Health Canada, and the Japanese Ministry of Health and Welfare. GLP requirements are significantly harmonized throughout the world and our laboratories will be capable of conducting studies in compliance with all appropriate requirements. To assure our compliance obligations, we will establish quality assurance units (QAU) in each of our nonclinical laboratories. The QAUs will operate independently from those individuals that direct and conduct studies and monitor each study to assure management that the facilities, equipment, personnel, methods, practices, records, and controls are in compliance with GLP. Our laboratory managers will use the results of QAU monitoring as part of a continuous process improvement program to assure our nonclinical studies meet client and regulatory expectations for quality and integrity.

Our research facility is also subject to licensing and regulation under national, regional and local laws relating to the surface and air transportation of laboratory specimens, the handling, storage and disposal of laboratory specimens, hazardous waste and radioactive materials, and the safety and health of laboratory employees. Although we believe we are currently in compliance in all material respects with such national, regional and local laws, failure to comply could subject us to denial of the right to conduct business, fines, criminal penalties and other enforcement actions.

Compliance with Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Critical Accounting Policies

Our significant accounting policies are described in Note B of the Financial Statements.

Operations

PSR generated no revenue for the nine months ended August 31, 2007. During the same period, PSR incurred expenses in the amount of $6,630, all of which was general and administrative. These expenses and lack of revenue led to a loss of $6,630 for the nine months ended August 31, 2007.

Znomics Delaware generated $186,581 in revenue for the nine months ended September 30, 2007. During the same period, Znomics Delaware incurred operating expenses in the amount of $372.244, of which $120,704 was general and administrative, and $251,540 was research contracts. We also paid $380,602 for cost of goods sold and incurred $2,910 in interest expense. Znomics Delaware’s total net loss for the nine months ended September 30, 2007 was $569,175.

On a combined, pro-forma basis, for the nine month period ended September 30, 2007, the combined companies generated a combined loss of $575,805.

Liquidity and Capital Resources

As of August 31, 2007, PSR had Current Assets consisting entirely of $7 in Cash and Cash Equivalents. As of August 31, 2007, PSR had Current Liabilities in the amount of $5,600, all of which was for Notes Payable to a Related Party.

As of September 30, 2007, Znomics Delaware had Current Assets in the amount of $88,043, consisting of $21,508 in Cash and Cash Equivalents, $59,424 in Accounts Receivable, and $7,111 in Prepaid Expenses. As of September 30, 2007, Znomics Delaware had Current Liabilities in the amount of $919,850, consisting of $60,982 in Accounts Payable, $15,000 in a bank line of credit, $106,715 in Accrued Expenses, $261,964 in Notes Payable, and $475,189 in Other Current Liabilities. This combination of assets and liabilities results in working capital deficit in the amount of $831,816 for Znomics Delawar as of September 30, 2007.

As of September 30, 2007 our combined pro-forma Financial Statements indicate that we had a combined working capital deficit of $837,880.

The recent sale of 3,253,333 shares of our common stock for $4.88 million allows us to sufficiently implement our near-term business plan over the next twenty four months, with an intention to raise an additional $8 to $10 million during the next twelve months in order to provide us with the resources to execute on our long-term drug discovery plan. We do not presently have sufficient capital to fully proceed with the drug discovery phase of our business plan. In connection with raising this additional capital, we will incur appropriate accounting and legal fees.

RISK FACTORS

The following are certain identifiable risk factors for Znomics Delaware’s business operations. Risk factors related to our former business operations have been excluded but can be found in prior filings with the Securities and Exchange Commission.

Because we have a limited operating history, our ability to fully and successfully develop our business is unknown.

We are a development stage company, without a significant operating history with which investors can evaluate our business. Our ability to successfully develop our technologies in the drug and drug target discovery areas and provide marketable products and services, and to realize consistent, meaningful revenues and profit has not been established and cannot be assured.

Because our products and services are in the early stage of development, we cannot be certain that we will be able to effectively or profitably provide our products and services.

We will be required to spend significant funds and resources on development and marketing activities before many of our products and services generate revenue. We have limited experience in providing contract services in drug target discovery, and no experience in drug discovery or toxicity, genetic and other screening services, each of which we anticipate being a significant part of our business. We cannot be certain that we will be able to effectively or profitably provide such services or that a stable market will develop for our services.

Because we are deploying unproven technologies, we may not be able to develop commercially successful products, and our business may fail.

The science of functional genomics is still at an early stage. We will require significant further research, development and testing to prove our technology and create awareness in our targeted markets of the benefits and reliability of our technology. The risks of failure inherent in the development of products based on innovative technologies include the possibilities that drugs and drug targets discovered in the zebrafish may only occasionally be relevant to human disease, third parties will market superior or equivalent products and our technology may become obsolete. We may not be successful in commercializing our technologies or any products discovered through our research. In addition, rapid technological development by us or others may result in compounds, products or processes becoming obsolete before we recover our development expenses or even launch a product. If we cannot develop commercially viable technologies and products, it will be impossible to fulfill our strategic plan.

If zebrafish and our related services are not widely accepted by the market, our business may fail.

For us to achieve success, zebrafish must receive broad market acceptance and use by researchers. In addition, high-throughput in vivo screening and retroviral insertional mutagenesis of zebrafish, compared to similar technologies, must be accepted as a reliable and accurate. Researchers will not use our products unless they are easy to use, efficient, safe and accepted by the scientific community. Additionally, researchers must convert laboratory facilities from traditional animal models to zebrafish facilities. We cannot be sure that researchers will use, accept or recommend our products or spend the resources to convert or develop their facilities.

Because we currently have limited resources, marketing and sales capabilities, we may be unable to profitably provide our products and services to the marketplace, and our business may fail.

We have developed the ZeneMark® Library and the production of mutant zebrafish, but do not currently have all of the resources, such as a library of compounds, to be capable of providing drug and drug target discovery and related services. Significant additional expenditures and management resources will be required to develop an external sales force and implement a marketing strategy. We have limited experience in connection with the sales and marketing activities necessary to generate business in drug and drug target discovery and other services we plan to provide. There can be no assurance that we will be successful in developing such resources. Additionally, there can be no assurance that we will be able to enter into collaborative agreements with respect to products and services being developed by us on favorable terms, to the extent that we seek to enter into such agreements.

If we fail to manage growth effectively, our resources will be strained and may cause our business to fail.

Our systems, procedures, controls and management resources are not adequate to support planned future operations and the execution of our strategic plan. We need to hire management and scientific personnel, bring products and services to market, and develop a facility. Failure to manage growth efficiently and effectively could result in slower development times and an overall impairment in the quality of our technologies, products and services, which may result in the loss of collaborators or the failure to attract new collaborators, harm our reputation in the scientific community and materially and adversely affect our business, results of operations and financial condition.

If we are not able to raise additional funds in the future to complete our business plan and grow the business, we will not meet our long term business and financial goals.

Our cash requirements will be significant. Additional funding may be needed in the next 12 to 18 months. Our current cash position will not enable us to pursue all aspects of our business plan. We have no commitments to obtain any additional funds and cannot be sure that we will be able to raise additional funds on favorable terms, if at all. We cannot be certain that the future revenues we generate or capital we raise will be sufficient to meet our expected expenses. If we do not have sufficient funds in the future we may have to eliminate a product or service line or cease operations. We may be unable to fund growth, successfully develop or enhance technologies and products, take advantage of business opportunities, or respond to competitive pressures, any of which could have a material and adverse effect on our business, results of operations and financial condition and the value of your investment. If we raise additional funds by issuing equity securities, existing shareholders may experience significant dilution in their ownership interests. If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could restrict our flexibility in making business decisions.

If we are not able to compete effectively in the highly competitive drug development and biotechnology industries, our business will fail.

The drug development and biotechnology industries are highly fragmented and characterized by rapid technological change. In particular, the area of gene research is a rapidly evolving field. We will face intense competition from biotechnology and pharmaceutical companies, as well as academic research institutions, clinical reference laboratories and government agencies that are pursuing research activities similar to our own. Our future success will depend on our ability to maintain a competitive position with respect to technological advances. Many of the organizations competing with us have greater capital resources, larger research and development staffs and facilities, accepted brand names, and more extensive marketing capabilities. As a result, our competitors may be able to more easily develop technologies and products that would render our technologies and products, and those of our collaborators, obsolete and noncompetitive, which would have a material and adverse effect on our results of operations and financial condition.

If we are not able to effectively protect our patent and proprietary rights, other companies may capitalize on our research, and our business will suffer a material negative impact and may fail.

Our success will depend on our ability to develop and maintain proprietary aspects of our business. We rely on a combination of confidentiality protections, contractual requirements, trade secret protections, patents and trademarks to protect our intellectual property, which is our most valuable asset. The patent positions of biotechnology companies are highly uncertain and involve complex legal and factual questions. There can be no assurance any of our products or methods will be patentable, will not infringe upon the patents of third parties, or that our patents will give us an exclusive position in the subject matter claimed by those patents. Other zebrafish companies have filed patents that are extremely broad and competitors could claim infringement. We may be unable to avoid infringement of third party patents and may have to obtain licenses, defend infringement actions or challenge the validity of those patents in court. There can be no assurance a license will be available to us, if at all, on terms and conditions acceptable to us, or that we will prevail in any patent litigation. Patent litigation is costly and time consuming, and there can be no assurance that we will have or will devote sufficient resources to pursue such litigation. If we do not obtain a license under such patents, are found liable for infringement or are not able to have such patents declared invalid, we may be liable for significant monetary damages, may encounter significant delays in bringing products to market or may be precluded from participating in the manufacture, use, or sale of products or methods of treatment protected by such patents. There can be no assurance the pending patent applications licensed to or owned by us will result in issued patents, patent protection will be secured for any particular technology, any patents that have been or may be issued to us or our licensors will be valid or enforceable or that our patents will provide meaningful protection to us. Patents, if issued, may not provide protection outside of the United States.

We also rely on trade secrets and other unpatented proprietary information in our product development activities. There can be no assurance other parties may not independently develop the same or similar information. We seek to protect trade secrets and proprietary knowledge in part through confidentiality agreements with employees, consultants, advisors and collaborators, but these agreements may not effectively prevent disclosure of our confidential information and may not provide us with an adequate remedy in the event of unauthorized disclosure of such information. If our employees, scientific consultants or collaborators develop inventions or processes independently that may be applicable to our products under development, disputes may arise about ownership of proprietary rights to those inventions and processes. Those inventions and processes will not necessarily become our property, but may remain the property of those persons or their employers. Protracted and costly litigation could be necessary to enforce and determine the scope of our proprietary rights.

Many of our contracts are fixed price and may be delayed or terminated or reduced in scope for reasons beyond our control, or we may under price or overrun cost estimates with these contracts, potentially resulting in financial losses.

Many of our contracts provide for services on a fixed price or fee-for-service with a cap basis and, accordingly, we bear the financial risk if we initially under-price our contracts or otherwise overrun our cost estimates. In addition, these contracts may be terminated or reduced in scope either immediately or upon notice. Cancellations may occur for a variety of reasons, including often upon the discretion of the customer. The loss, reduction in scope or delay of a large contract or the loss or delay of multiple contracts could materially adversely affect our business, although our contracts frequently entitle us to receive the costs of winding down the terminated projects, as well as all fees earned by us up to the time of termination. Some contracts also entitle us to a termination fee.

Contaminations in our animal populations could damage our inventory, harm our reputation for contaminant-free production, and result in decreased sales.

Our research models and fish systems must be free of certain adventitious, infectious agents such as certain viruses and bacteria because the presence of these contaminants can distort or compromise the quality of research results and could adversely impact human or animal health. The presence of these infectious agents in our animal production facilities and certain service operations could disrupt our contaminant-free research model and fertile egg production as well as our animal services businesses, harm our reputation for contaminant-free production and result in decreased sales.

Contaminations typically require cleaning up, renovating, disinfecting, retesting and restarting. This clean-up results in inventory loss, clean-up and start-up costs, and reduced sales as a result of lost customer orders and credits for prior shipments. In addition, contaminations expose us to risks that customers will request compensation for damages in excess of our contractual indemnification requirements. These contaminations are unanticipated and difficult to predict and could adversely impact our financial results. We have made significant capital expenditures designed to strengthen our biosecurity and have significantly improved our operating procedures to protect against such contaminations, however, contaminations may still occur.

If we fail to comply with existing regulations, our reputation and operating results could be negatively impacted.

Any failure on our part to comply with existing regulations could result in the termination of ongoing research or the disqualification of data for submission to regulatory authorities. This could harm our reputation, our prospects for future work and our operating results. For example, if we were to fail to verify that informed consent is obtained from participants in connection with a particular Phase I clinical trial, the data collected from that trial could be disqualified and we might be required to redo the trial at substantial cost to us. Furthermore, the issuance of a notice of observations or a warning from the FDA based on a finding of a material violation by us of good clinical practice, good laboratory practice or good manufacturing practice requirements could materially and adversely affect us.

If new technologies are developed, validated and increasingly used in biomedical research, demand for some of our products and services could be significantly reduced, resulting in reduced future revenue.

For many years, groups within the scientific and research communities have attempted to develop models, methods and systems that would replace or supplement the use of living animals as test subjects in biomedical research. Some companies have developed techniques in these areas, including vaccine development, that may have scientific merit. Alternative research methods could decrease the need for research models, and we may not be able to develop new products effectively or in a timely manner to replace any lost sales.

If we experience a breach of the confidentiality of the information we hold or of the security of our computer systems, our reputation, client base, and revenue stream could be negatively impacted.

We operate large and complex computer systems that contain significant amounts of customer data. As a routine element of our business, we will collect, analyze and retain substantial amounts of data pertaining to our preclinical and clinical studies. Unauthorized third parties could attempt to gain entry to such computer systems for the purpose of stealing data or disrupting the systems. We believe that we have taken adequate measures to protect them from intrusion, but in the event that our efforts are unsuccessful we could suffer significant harm. In the event such information was compromised, we could suffer significant harm.

If we are not successful in obtaining or maintaining licenses to essential technology or establishing strategic alliances, our ability to develop and commercialize technologies and products could be negatively impacted, and our business may fail.

Some of our technologies and biological materials have been or will be acquired or licensed from third parties. Changes in third party license agreements and relationships, or termination thereof, could materially affect our ability to undertake its research and development processes. There can be no assurance that we will be able to successfully acquire from third parties new technologies. Inability to license necessary technologies and biological materials would have a material adverse effect on our business, financial condition and results of operations. There also can be no assurance that there will be no disruptions in our relationships with third parties from whom we derive technology or biological materials, or that any disruptions that do arise will be resolved in a timely and cost-effective manner, if at all. Any such disruptions could have a material adverse effect on our business, financial condition and results of operations.

We have entered into research and license agreements and have been granted options to secure rights to certain technologies and biological materials in our research and development processes. To the extent that our products incorporate one or more of these technologies, multiple royalties may be required to be paid by us on such products and our return on such products may be more limited than it otherwise would have been. Additionally, there are no assurances that the work done under these agreements will be successful or provide useful results or that we will be able to extend any or all of these agreements in order to continue or complete the developmental efforts performed under the agreements. In addition, an important element of our business strategy is entering into strategic alliances for the development and commercialization of products and services based on our discoveries. We face significant competition in seeking appropriate collaborators. Moreover, these alliance arrangements are complex to negotiate and time-consuming to document. We may not be successful in its efforts to establish strategic alliances or other alternative arrangements. The terms of any such strategic alliances or other arrangements that we establish may not be favorable to us. Moreover, such strategic alliances or other arrangements may not be successful.

If we are unable to locate and develop adequate facilities in a timely or cost-effective manner, our ability to execute our business plan will be impaired, and our business may fail.

To develop our drug and drug target discovery programs, and our screening services, we require additional space and equipment. We cannot be certain that we will be able to locate an adequate facility or that improvements to a facility will be constructed on the anticipated timetable or on budget. Any material delay in locating and building out a new facility, or a substantial increase in costs to complete the facility or acquire equipment, will stall our growth plans and could materially and adversely affect us.

Because we depend on key scientific and management personnel, if we fail to retain personnel, it could delay or hurt development of our key technologies.

We are dependent on our President and Chief Scientific Officer, Dr. Roger Cone, Ph.D., Chief Executive Officer, Richard Sessions, M.B.A., Marketing Manager Dr. Stephen Kurtz, Ph.D., Director of Genetics and Functional Genomics, Dr. David Ransom, Ph.D., and Director of Bioinformatics, Dr. Jianxin Wang. We have not entered into an employment agreement with Dr. Cone or Mr. Sessions, although both have substantial equity holdings in the Company. We are in the process of formalizing employment or consulting agreements with Dr. Cone and Mr. Sessions for key positions within the Company. We also have not purchased key-man life insurance for any of our personnel. Competition among pharmaceutical and biotechnology companies for qualified employees is intense, and the loss of qualified employees could adversely affect our business and prospects. There can be no assurance that we will be able to retain our existing personnel.

If we fail to recruit additional qualified personnel to develop our business, our ability to compete successfully will be impaired and our business may fail.

We are highly dependent upon finding and retaining qualified scientific personnel. There is strong competition for qualified personnel in the genomics, pharmaceutical and biotechnology fields. As a development stage enterprise we cannot offer the stability of large, established companies and often cannot offer highly competitive salaries or benefit packages. We may not be able to attract the qualified personnel necessary for the development of our business. The failure to recruit additional key scientific and technical personnel in a timely manner could harm our business.

Because the use of third party service providers by pharmaceutical and biotechnology companies in drug discovery and development may decrease, demand for our products and services may decline which could slow our growth and harm our business.

We believe that pharmaceutical and biotechnology companies look to third party service providers to support drug development due in large part to the investment in facilities and personnel and wide range of expertise required to support drug development. A decrease in outsourcing activity could result in a diminished growth rate in the projected sales of one or more of our expected higher-growth areas and adversely affect our financial condition and results of operations. In addition, economic factors and industry trends that affect our targeted customers in pharmaceutical and biotechnology industries will directly affect our business.

If a general reduction in research and development budgets at pharmaceutical and biotechnology companies is instituted, our business will be negatively impacted.

Our targeted customers include researchers at pharmaceutical and biotechnology companies. Our ability to grow and develop business is dependent upon the pharmaceutical and biotechnology companies spending funds on research and development with third party service providers. Research and development budgets can fluctuate and reduced spending could have a significant effect on the demand for our products and services. Research and development budgets can change due to mergers of pharmaceutical and biotechnology companies, spending priorities, institutional budgetary policies and other factors. Our business could be adversely affected by any significant decrease in life sciences research and development expenditures by pharmaceutical and biotechnology companies.

If a reduction or delay in government funding of research and development is instituted, our business may be adversely affected.

Most of our zebrafish sales are to researchers at academic institutions whose funding is partially dependent on both the level and timing of funding from government sources. Government funding of research and development is subject to the political process, which is inherently unpredictable. Our sales may be adversely affected if our customers delay purchases as a result of uncertainties surrounding the approval of government budget proposals. A reduction in government funding for research programs could adversely affect our business and our financial results.

If changes in government regulations decrease the demand for the drug discovery services we plan to provide, our ability to successfully execute our business plan will be impaired.

Governmental agencies strictly regulate the drug development process and the healthcare industry. We are unable to predict what legislative proposals will be adopted in the future. For example, implementation of health care reform legislation that contains drug costs could limit the profits that pharmaceutical companies can make from drug development, which could result in reduced research and development expenditures and decrease the opportunities available to us.

If we or our collaborators fail to receive necessary regulatory approvals, we will be unable to commercialize drug products, and our business will be materially negatively impacted.

Products such as those proposed to be developed by us or our collaborators are subject to an extensive regulatory approval process by the FDA and comparable agencies in other countries. The U.S. government has recently established a working group to assess whether additional regulation in the area of genetic testing may be appropriate, which may ultimately result in further regulation. The regulation of new therapeutic products and diagnostics is extensive, and the required pre-clinical and clinical testing is lengthy and expensive. There can therefore be no assurance that FDA approvals will be obtained in a timely manner, if at all. We or our collaborators may encounter significant delays or excessive costs in efforts to secure necessary approvals or licenses. Even if FDA regulatory approvals are obtained, the FDA extensively regulates manufacturing, labeling, distributing, marketing, promotion and advertising after product approval. Moreover, several areas in which we or our collaborators may develop products involve relatively new technology and have not been the subject of extensive product testing in patients. Accordingly, the regulatory requirements governing such products and related clinical procedures are uncertain and such products may be subject to substantial additional review by various governmental regulatory authorities, which could prevent or delay regulatory approval. Regulatory requirements ultimately imposed on these and other areas could adversely affect our ability to clinically test, manufacture or market products. Sales of such products outside the United States will also be subject to regulatory requirements governing clinical trials and product approval. These requirements vary from country to country and could delay introduction of products in those countries. We can provide no assurances that any of such products will receive marketing approval from the FDA or comparable foreign agencies.

If we are named in a product liability lawsuit, we will have to expend Company resources to defend ourselves and our reputation and business may be negatively impacted.

Clinical trials, manufacturing, marketing and sale of any of our or our partners’ potential pharmaceutical products may expose us to liability claims from the use of such pharmaceutical products. We do not carry product liability insurance. The industry in which we operate is relatively new and there is little experience in the area of product liability. Our management has determined that the premiums associated with such insurance outweigh the benefits. However, if we determine in the future that we desire to obtain product liability insurance, there can be no assurance that we will be able to obtain such insurance if desired or, if obtained, that sufficient coverage can be acquired at a reasonable cost. There is also no assurance that our customers will be able to obtain product liability insurance at a reasonable cost. The inability to obtain sufficient insurance coverage at an acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of pharmaceutical products developed by us or our customers. A product liability claim or recall would have a material adverse effect on our business, financial condition and results of operations.

If we garner negative attention from special interest groups, our reputation and business may be impaired.

Special interests groups categorically object to the use of animals for valid research purposes. Our research activities with zebrafish have not been the subject of animal rights activist or media attention. Research activities with animals in our industry have been the subject of adverse attention. Any negative attention or threats directed against our animal research activities in the future could impair our ability to operate our business efficiently.

Because the payment of dividends is at the discretion of the Board of Directors, investors may not realize cash dividends at the frequency or in the amounts they anticipate.

We have never declared or paid any cash dividends on our Common Stock. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Distributions to our stockholders are subordinate to the payment of our debts and obligations. If we have insufficient funds to pay our debts and obligations, distributions to stockholders will be suspended pending the payment of such debts and obligations. Accordingly, investors must rely on sales of their own Common Stock after price appreciation, which may never occur, as the only way to recover their initial investment.

Forward looking assessments have been prepared by the current management of the Company based on numerous assumptions, which may eventually prove to be incorrect.

Our ability to accomplish our objectives and whether or not we will be financially successful is dependent upon numerous factors, each of which could have a material effect on the results obtained. Some of these factors are within the discretion and control of management and others are beyond management’s control. The assumptions and hypothesis used in preparing any forward-looking assessments of profitability contained herein are considered reasonable by management. There can be no assurance, however, that any projections or assessments contained herein or otherwise made by management will be realized or achieved at any level. It is highly likely that our projections and predictions for our future performance will either materially understate or materially overstate our actual results.

Prospective investors should have any contemplated investment reviewed by their personal investment advisors, legal counsel and/or accountants to properly evaluate the risks and contingencies of investing in our common stock.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. Except for the historical information, this report contains various forward-looking statements which represent our expectations or beliefs concerning future events, including the future levels of cash flow from operations. Management believes that all statements that express expectations and projections with respect to future matters; our ability to negotiate contracts having favorable terms; and the availability of capital resources; are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. We caution that these forward-looking statements involve a number of risks and uncertainties and are subject to many variables which could impact our financial performance. These statements are made on the basis of management’s views and assumptions, as of the time the statements are made, regarding future events and business performance. There can be no assurance, however, that management’s expectations will necessarily come to pass.

A wide range of factors could materially affect future developments and performance, including:

•
the impact of general economic and political conditions in the U.S. and in other countries in which we currently do business, including those resulting from recessions, political events and acts or threats of terrorism or military conflicts;

•	the impact of the geopolitical environment;
•	our ability to integrate the operations of recently acquired companies;
•	shifts in population and other demographics;
•	industry conditions, including competition;
•	fluctuations in operating costs;
•	technological changes and innovations;
•	changes in labor conditions;
•	fluctuations in exchange rates and currency values;
•	capital expenditure requirements;
•	the outcome of pending and future litigation settlements;
•	legislative or regulatory requirements;
•	interest rates;
•	the effect of leverage on our financial position and earnings;
•	taxes;
•	access to capital markets; and
•	certain other factors set forth in our filings with the Securities and Exchange Commission.

  If our business is unsuccessful, our shareholders may lose their entire investment.

Although shareholders will not be bound by or be personally liable for our expenses, liabilities or obligations beyond their total original capital contributions, should we suffer a deficiency in funds with which to meet our obligations, the shareholders as a whole may lose their entire investment in the Company.

Because we conduct business outside of the United states, we are subject to additional risks not found in the United States which can harm our business operations

A number of our customers who utilize or may utilize our products and services are located outside the United States. Doing business in foreign countries carries with it certain risks that are not found in doing business in the United States. The risks of doing business in foreign countries that could result in losses against which we are not insured include:

•	exposure to local economic conditions;
•	potential adverse changes in the diplomatic relations of foreign countries with the United States;
•	hostility from local populations;
•	the adverse effect of currency exchange controls;
•	restrictions on the withdrawal of foreign investment and earnings;
•	government policies against businesses owned by foreigners;
•	investment restrictions or requirements;
•	expropriations of property;
•	the potential instability of foreign governments;
•	the risk of insurrections;
•	risks of renegotiation or modification of existing agreements with governmental authorities;
•	foreign exchange restrictions;
•	withholding and other taxes on remittances and other payments by subsidiaries; and
•	changes in taxation structure.

Because we conduct business in foreign countries, exchange rates may cause future reductions in our profits

Because we derive revenues from our international sales, we may incur currency translation losses due to changes in the values of foreign currencies and in the value of the U.S. dollar. We cannot predict the effect of exchange rate fluctuations upon future operating results.

Our board of directors may change our operating policies and strategies without prior notice or stockholder approval and such changes could harm our business and results of operations and the value of our stock.

Our board of directors has the authority to modify or waive certain of our current operating policies and strategies without prior notice and without stockholder approval. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and value of our stock. However, the effects might be to cause harm to us.

Our executive officers have significant influence over our affairs, and might cause us to engage in transactions that are not in our or our stockholders’ best interests.

In addition to managing us, our executive officers provide advice on our operating policies and strategies. Our executive officers may also cause us to engage in future transactions with them and their affiliates, subject to the approval of, or guidelines approved by, the Board of Directors. Our directors, however, rely primarily on information supplied by our executive officers in reaching their determinations. Accordingly, our executive officers have significant influence over our affairs, and may cause us to engage in transactions which are not in our best interest.

We anticipate that our business strategy moving forward will be primarily the utilization of both our technology platform and the expertise of our researchers to provide a new approach to drug development. However, our executive officers will have considerable discretion in the direction of our company, and individual shareholders will not have the opportunity to assess whether our funds are being used appropriately. Corporate funds may be used for corporate purposes that do not increase our operating results or market value, and until they are used, they may be placed in investments that do not produce income or that lose value.
Certain stockholders control or have the ability to exert significant influence over the voting power of our capital stock.

The table below indicates the number of shares and the respective percentage of 11,072,547 shares issued and outstanding as of the effective date of the Merger, including shares subject to options and warrants exerciseable within sixty days:

Roger D. Cone	909,643 Shares	8.21%
Richard A. Sessions	896,975 Shares	8.01%
Stephen E. Kurtz	762,644 Shares	6.87%
Dwight A. Sangrey	744,340 Shares	6.72%
Wenbiao Chen	732,138 Shares	6.61%

Because the above shareholders individually and collectively hold a significant portion of our common stock, they have the ability to exert significant influence over our policies and management. The interests of these stockholders may differ from the interests of our other stockholders.

Because executive management is free to devote time to other ventures, shareholders may not agree with their allocation of time.

Our executive officers and directors will devote only that portion of their time, which, in their judgment and experience, is reasonably required for the management and operation of our business. Executive management may have conflicts of interest in allocating management time, services and functions among us and any present and future ventures which are or may be organized by our officers or directors and/or their affiliates.

Management will not be required to direct us as their sole and exclusive function, and they may have other business interests and engage in other activities in addition to those relating to us. This includes rendering advice or services of any kind to other investors and creating or managing other biotechnology or consulting-related businesses. Neither we nor any of the shareholders shall have the right, by virtue of the Operating Agreement or the relationship created thereby, in or to such other ventures or activities, or to the income or proceeds derived therefrom.

Because our articles of incorporation and bylaws and Nevada law limit the liability of our officers, directors, and others, shareholders may have no recourse for acts performed in good faith.

Under our articles of incorporation, bylaws and Nevada law, each of our officers, directors, employees, attorneys, accountants and agents are not liable to us or the shareholders for any acts they perform in good faith, or for any non-action or failure to act, except for acts of fraud, willful misconduct or gross negligence. Our articles and bylaws provide that we will indemnify each of our officers, directors, employees, attorneys, accountants and agents from any claim, loss, cost, damage liability and expense by reason of any act undertaken or omitted to be undertaken by them, unless the act performed or omitted to be performed constitutes fraud, willful misconduct or gross negligence.

Because this report does not render professional advice, investors should retain their own advisors regarding certain federal income tax and other considerations regarding this report.

The report does not render professional advice. In particular, prospective investors should not construe the contents of this report as investment, legal or tax advice. Each prospective investor in our common stock should consult his own bankers, counsel, accountants and other advisors regarding the legal, tax, business, financial and other related aspects of a purchase of our common stock. No representation or warranty is made as to whether, or the extent to which, an investment in our common stock constitutes a legal investment for investors whose investment authority is subject to legal restrictions. These investors should consult their own legal advisors regarding such matters.

New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. As a public company, we are required to comply with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Because the market may respond to our business operations and that of our competitors, our stock price will likely be volatile.

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by the NASD. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Our shares are quoted on the OTCBB under the symbol “PSRI.” We anticipate that the market price of our Common Stock will be subject to wide fluctuations in response to several factors, including: our ability to develop projects successfully; increased competition from competitors; and our financial condition and results of our operations.

Because we completed a merger through a "reverse merger," we may not be able to attract the attention of major brokerage firms.

There may be risks associated with our becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

If a substantial number of shares are sold following registration, the market price for our common stock could decline.

We have committed to commence the registration process with the Securities and Exchange Commission for the 3,253,333 shares of Common Stock issued in an offering within sixty (60) days after the termination date of our Private Offering. If, following the registration of these shares, any of our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. In addition, such sales could create the perception of difficulties or problems with our professional services or station acquisition strategy. As a result, these stock sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

Directors and Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees. All of our officers and directors were appointed on the effective date of the Merger. All of our directors hold office until the next annual meeting of stockholders and their successors are duly elected and qualify. Executive officers serve at the request of the board of directors.

Name	Age	Office(s) Held
Roger D. Cone	49	President, Director, and Chief Scientific Officer
Richard A. Sessions	67	Chief Executive Officer and Director
Stephen E. Kurtz	49	Director, Secretary
Kathleen Phillips	58	Controller; principal accounting officer
Dwight A. Sangrey	66	Chairman of the Board of Directors

Set forth below is a brief description of the background and business experience of our current executive officers and directors.

Roger D. Cone, Ph.D. is a co-founder of Znomics Delaware and has served as its Director, President and Chief Scientific Officer since 2001. Dr. Cone is currently Director of the Center for the Study of Weight Regulation and a Senior Scientist at the Vollum Institute at OHSU in Portland, Oregon, and devotes approximately 20 percent of his time and effort to our business. Dr. Cone was also a co-founder of Northwest NeuroLogic, along with Mr. Sessions. He has served as a scientific advisory board member to Neurocrine Biosciences, Lexicon Genetics and Trega Biosciences, and is a current scientific advisor to the public biopharmaceutical company, Mannkind Corporation. He has authored over 130 publications in the field of neuroendocrinology and obesity, and is the recipient of national and international awards for his research in this area. Dr. Cone earned his B.A., summa cum laude, in Biochemistry from Princeton University, where he graduated Phi Beta Kappa, and his Ph.D. in Biology from the Massachusetts Institute of Technology (MIT).

Richard A. Sessions, M.B.A. is a co-founder of Znomics Delaware and has served as its Chief Executive Officer on a consulting basis since 2001. Mr. Sessions brings extensive experience in research management to the Company. He co-founded Northwest NeuroLogic and served as its Chief Executive Officer from 1993 to 1996. From 1990 to 2001 he served as Administrative Director of the privately endowed ($40 million) Vollum Institute at OHSU. Prior to that he spent nineteen years in engineering and medical research management at UCLA, including positions as the Executive Officer of the UCLA School of Engineering and Applied Sciences and Administrative Director of the School of Medicine’s Center for Ulcer Research and Education. Mr. Sessions holds a B.A. from California State University, Fresno, an M.S.W. from the University of Southern California and an M.B.A. from the UCLA Graduate School of Management.

Stephen E. Kurtz, Ph.D. is a co-founder of Znomics Delaware and has served part time as its Manager of Marketing and Product Development since 2006. Dr. Kurtz is our corporate secretary and a director. He is also presently employed as a researcher at the Veteran’s Administration Hospital in Portland, Oregon. He served full time as a Senior Scientist of Znomics Delaware in 2002. He was previously Chief Scientific Officer at Northwest NeuroLogic. From 1992 to 1997 Dr. Kurtz was a Senior Scientist in the Department of Microbial Molecular Biology at the Bristol-Myers Squibb Research Institute, Princeton, New Jersey. Dr. Kurtz received his B.A. in Biology from Brown University, and his Ph.D. in Molecular Genetics and Cell Biology from the University of Chicago.

Kathleen Phillips has over 30 years of experience in financial and management positions, including over nine years with CPA firms. Here most recent positions prior to joining Znomics were as manager of North American Operations for Fenak US from November 2001 to July 2004, and with Brooke Dell Clifford CPA LLC and Carl W. Foster CPA LLC from January 2001 to January 2002. She is experienced in all aspects of accounting and in the preparation of complex financial reports. Ms. Phillips has been with us since 2004 and has served as our controller since 2007. Ms. Phillips will be acting as our principal accounting officer pending the appointment of our new CFO which is expected shortly.

Dwight A. Sangrey, Ph.D., P.E. is a co-founder of Znomics Delaware and has served on the Board of Directors since its inception in 2001 and as Chairman since 2007. He has over 40 years of experience in management, engineering, higher education and public policy. Practicing experience includes more than 30 years in project management or more senior responsibilities, including 10 years as Division or Chief Operating Officer and 12 years as Chief Executive Officer. Dr. Sangrey has been involved for more than 25 years in the process of developing viable businesses based on technology research and the leadership of university/industry/government economic development organizations. He has served as a member of the Board of Directors of 10 public corporations or privately funded technology-based start-up companies. He is the author of more than 120 technical publications. Dr. Sangrey has a Ph.D. in engineering from Cornell University.

Directors

Our bylaws authorize no less than one (1) and no more than twelve (12) directors. We currently have four directors. Immediately prior to the effective time of the Merger, Darrell Woronchak resigned as our sole officer and director. Pursuant to the terms of the Merger Agreement, Roger D. Cone, Richard A. Sessions, Stephen E. Kurtz, and Dwight A. Sangrey, who prior to the Merger were the directors of Znomics Delaware, were appointed as our directors.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

There are no family relationships among our directors and executive officers.

Meetings of Our Board of Directors

Our board of directors did not hold any meetings during the most recently completed fiscal year end. Various matters were approved by consent resolution, which in each case was signed by each of the members of the Board then serving.

Committees of the Board

We do not currently have a compensation committee, executive committee, or stock plan committee.

Audit Committee

We do not have a separately-designated standing audit committee. The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Nomination Committee

Our Board of Directors does not maintain a nominating committee. As a result, no written charter governs the director nomination process. Our size and the size of our Board, at this time, do not require a separate nominating committee.

When evaluating director nominees, our directors consider the following factors:

•	The appropriate size of our Board of Directors;
•	Our needs with respect to the particular talents and experience of our directors;
•
The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	Experience in political affairs;
•	Experience with accounting rules and practices; and
•	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as our stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary. The Board does not typically consider shareholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.

Executive Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our current executive officers for each of the last three completed fiscal years.

		Annual Compensation				Long Term Compensation
Name	Title	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awarded ($)	Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Roger Cone	President and CSO	2006 2005 2004		0 0 0	0	0 0 0	0 0	0 0 0	0 0 0
Richard Sessions	CEO, Treasurer and Director	2006 2005 2004		0 0 0	0 6,000 12,000	0 0 0	0 50,000 0	0 0 0	0 0 0
Kathleen Phillips	Controller	2006 2005 2004	37,300 33,683 7,189	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a 10,000 n/a	n/a n/a n/a	n/a n/a n/a
Darrell Woronchak	Former President and CEO	2006 2005 2004	n/a n/a	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Compensation to Directors

We do not currently provide compensation to our directors.

Options Grants in Last Fiscal Year

The table set forth below summarizes the stock option grants to our executive officers and directors during the year ended December 31, 2006:

Name	Position	Number of securities underlying options granted 2006	Exercise or Base price ($ /Sh)	Expiration date
Roger D. Cone	President, Director		$0.8195
Richard A. Sessions	CEO, Treasurer, Director	73,214 48,809	$0.8195 $0.9220
Stephen E. Kurtz	Director, Secretary	24,405	$0.8195

Employment Agreements

We benefit from the unpaid or minimally paid services of our founders--Dr. Roger Cone, Dr. Wenbiao Chen, Dr Steven Kurtz, Dr. Dwight Sangrey and Mr. Richard Sessions. The founders are committed to our progress, but none are party to formal employment or consulting contracts. During the last three years none of our executive officers has received salary and bonus in excess of $15,000 per year.

Drs. Golling, Ransom and Wang have employment agreements with us that provide for at-will employment. These scientific personnel have assigned all rights to any inventions discovered during their employment with us and have agreed not to solicit our customers, employees or consultants for one year following termination of their employment.

Stock Option Plans

The Board of Directors and shareholders of Znomics Delaware approved “The 2006 Znomics, Inc. Stock Incentive Plan” (the “Plan”) in November 2006. The Plan provides for the grant of incentive and nonqualified stock options and restricted stock awards to employees, directors and other individuals who provide valuable services to the Company. The Board of Directors and shareholders of Znomics Delaware approved an increase in the number of shares reserved under the Plan by 488,092 shares, to a total of 1,708,322 shares, in June 2007. As a result of the Merger, the Plan was assumed and the outstanding options under the Plan were converted into options to purchase our common stock, post-merger, on comparable terms as the existing option.

We believe that it is important and beneficial to give employees and key consultants and advisors the opportunity to participate in ownership. Equity compensation, in addition to regular salaries, enables us to attract and retain highly qualified employees, consultants and advisors in an extremely competitive market.

The Plan is administered by the Board of Directors. Each person receiving an option must execute a written agreement which sets forth the terms and conditions of the option. Options are exercisable for a set period of time not to exceed ten years from the date of the grant, and may be subject to a vesting schedule, becoming incrementally exercisable over a period of time. Options may be exercised only while the recipient is employed or is serving as a director, or within 90 days after termination of an employee’s service unless the person is disabled, in which case all options terminate after one year from the date of the disability or expiration, whichever is greater. Options are not transferable except by will or the laws of descent and distribution.

Options are designated as either “incentive stock options,” as defined in section 422 of the Internal Revenue Code, or “nonqualified stock options,” and are exercisable at a per share price not less than 100% of the fair market value of our Common Stock on the date of grant. Incentive stock options granted to any person with a beneficial ownership of 10% or more of our outstanding shares must be exercisable at a price per share not less than 110% of the fair market value of our Common Stock on the date of grant. The Plan permits, at the discretion of the Board of Directors, the option holder to pay the exercise price of any options with cash, a promissory note, or company securities held by the option holder. The Plan also permits broker-assisted cashless exercises of stock options.

Restricted stock grants are grants of shares to an employee, director or consultant at no cost with a provision that if the grantee quits or is terminated, the shares can be repurchased by us for nominal value. While the grantee holds the shares, they are entitled to receive dividends, if any, and to vote the shares. Until the shares vest, the employee cannot transfer the shares. Either over time or as a result of us or the grantee achieving certain pre-established performance goals, the restrictions are removed and the employee is free to dispose of the shares at market value. The committee will determine whether or not a restricted stock grantee must make a payment to us for all or some portion of the fair market value of the shares covered by the award.

All option numbers and exercise prices have been retroactively adjusted for all forward or reverse stock splits.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us with respect to the beneficial ownership of our Common Stock as of the effective date of the Merger by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 11,072,547 Shares of Common Stock issued and outstanding as of the effective date of the Merger. Addresses for all of the individuals listed in the table below are c/o Znomics, Inc., 2611 SW Third Ave., Suite 200, Portland, OR 97201.

Title of class	Name and address of beneficial owner (1)	Amount of beneficial ownership	Percent of class(2)
Current Executive Officers & Directors:
Common	Roger D. Cone(3)	909,643 Shares	8.21%
Common	Richard A. Sessions(5)	896,975 Shares	8.01%
Common	Stephen E. Kurtz(4)	762,644 Shares	6.87%
Common	Kathleen Phillips	0 Shares	--
Common	Dwight A. Sangrey	744,340 Shares	6.72%
Total of All Current Directors and Officers:		3,313,602 Shares	29.49%
More than 5% Beneficial Owners
Common	Wenbiao Chen	732,138 Shares	6.61%

(1)	Includes shares held directly with sole voting and investment power, unless otherwise indicated.
(2)	Includes shares subject to stock options and warrants that are held by the individual and exercisable within 60 days.
(3)  Includes a warrant to purchase 12,215 shares that is exercisable at $0.8195 per share.
(4)	Includes options to purchase 24,405 shares at an exercise price of $0.8195 per share, all of which are vested.
(5)
Includes options to purchase 73,214 shares of Common Stock and a warrant to purchase 3,666 shares of Common Stock at an exercise price of $0.8195 per share and an option to purchase 48,809 shares of Common Stock at an exercise price of $0.9220 per share, all of which are vested.

Certain Relationships and Related Transactions

With the exception of the Merger, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

Item 3.02. Unregistered Sales of Equity Securities

In connection with the Merger, each share of Znomics Delaware’s issued and outstanding common stock immediately prior to the closing of the Merger was converted into the right to receive one share of our common stock. 5,740,849 shares of our common stock were issued to the former holders of common stock of Znomics Delaware on as of the effective date of the Merger in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act. In addition, as a consequence of the Merger, we assumed options to purchase a total of 672,346 shares of our common stock and warrants to purchase 65,893 shares of our common stock held by previous holders of options and warrants of Znomics Delaware.

On November 5, 2007, we completed a Private Placement by which 3,253,333 shares of our common stock were sold to a total of 63 investors for a total sales price of $4.88 million. None of the shares of Common Stock sold in the Private Placement have been registered under the Securities Act or under any state securities laws. The issuance and sale of said securities was made in reliance upon exemptions from registration pursuant to Rule 506 of Regulation D under the Securities Act and certain private placements under the state securities laws.

On November 5, 2007, we issued warrants to purchase 227,733 shares of our common stock at an exercise price of $1.50 per share to Griffin Securities, Inc., as part of its fee for acting as placement agent in our Private Placement.

Description of Securities

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share. Immediately following the Merger, there were 11,072,547 shares of common stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights.

Registration Rights

We have agreed to file a registration statement with the SEC registering the resale of 3,253,333 shares of common stock issued as part of our Private Placement, along with the 227,733 shares of common stock underlying the warrants issued to our placement agent. We will use our best efforts to maintain the effectiveness of the resale registration statement from the effective date through and until all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144(k), at which time exempt sales by the purchasers of the shares of common stock sold in the Private Placement may be permitted. We have also agreed to use our best efforts to have this resale registration statement declared effective by the SEC as soon as possible and, in any event, within 120 days after the initial filing date.

Market Price and Dividends

Znomics Delaware is, and has always been, a privately-held company. There has never been a public market for the securities of Znomics Delaware. Znomics Delaware has never declared or paid any cash dividends on its capital stock. In addition, there has never been a trading market for Znomics Delaware’s common stock.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Trading Information

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by the NASD. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. As of November 5, 2007, our shares were quoted on the OTCBB under the symbol “PSRI.” We anticipate that our symbol will change in the near future as a result of the change in the Company’s name to “Znomics, Inc.” We intend to seek the registration of 3,253,333 shares of our common stock issued as part of our Private Offering, along with the 227,733 shares of common stock underlying the warrants issued to our placement agent in the Private Placement.

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending May 31, 2007
Quarter Ended	High $	Low $
February 28, 2007	0	0
November 30, 2006	0	0
August 31, 2006	n/a	n/a
December 31, 2006	n/a	n/a

Quarter Ended	High $	Low $
August 31, 2007	0	0

Transfer Agent

The transfer agent for our common stock is Signature Stock Transfer, 2301 Ohio Drive, #100, Plano, Texas 75093.

Item 5.01. Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At the effective time of the Merger, Darrel Woronchak resigned as our sole director and officer. There was no known disagreement with Mr. Woronchak on any matter relating to our operations, policies, or practices. Pursuant to the terms of the Merger Agreement, our new directors and officers are as set forth herein. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. Pursuant to the terms of the Merger Agreement, Roger D. Cone, Richard A. Sessions, Stephen E. Kurtz, and Dwight A. Sangrey, who prior to the Merger were the directors of Znomics Delaware, were appointed as our directors.

Item 5.03. Amendments to Articles of Incorporation.

On November 6, 2007, we merged our Acquisition Sub with and into the Company in a short-form merger transaction under Nevada law and, in connection with this short form merger, changed the name of the Company to “Znomics, Inc.”

Item 9.01. Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), the audited financial statements of our predecessor Znomics, Inc., a Delaware corporation, for the years ended December 31, 2005 and 2006, and the unaudited financial statements of Znomics, Inc. for the nine month period ended September 30, 2007 are filed in this Current Report on Form 8-K as Exhibit 99.1.

(b)  Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(c)  Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Agreement of Merger and Plan of Merger
10.1	Znomics, Inc. Stock Option Plan
10.2	Placement Agent Agreement
99.1	Audited financial statements of Znomics, Inc. for the years ended December 31, 2005 and 2006 and the unaudited financial statements of Znomics for the nine month period ended September 30, 2007
99.2
Unaudited pro forma consolidated balance sheet as of September 30, 2007; and unaudited pro forma consolidated statement of operations and unaudited pro forma consolidated statement of stockholders’ equity for the period from inception through September 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 7, 2007	Znomics, Inc.

By: /s/ Richard A. Sessions
Richard A. Sessions
Chief Executive Officer